Exhibit 13.1

Certification of Principal Executive Officer

pursuant to

18 U.S.C. Section 1350

as adopted pursuant to Section 906 of

the Sarbanes-Oxley Act of 2002

In connection with the annual report of SMART Technologies Inc. (the “Company”) on the Form 20-F for the fiscal year ending March 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Neil Gaydon, President & Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated May 14, 2015.

By:	/s/ Neil Gaydon
Neil Gaydon
President and Chief Executive Officer